CERTIFICATE OF INCORPORATION

OF

Alliqua Holdings, Inc.

Adopted in accordance with the provisions

of Section 102 of the

Delaware General Corporation Law

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”) hereby certifies that:

ARTICLE I

NAME

The name of the corporation is Alliqua Holdings, Inc. (the “Corporation”).

ARTICLE II

ADDRESS

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such registered office is Corporation Service Company.

ARTICLE III

PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

A. The aggregate number of shares of capital stock that the Corporation will have authority to issue is 1,000 shares, which shall consist of 1,000 shares of Common Stock, $0.001 par value (the “Common Stock”).

B. No stockholder of the Corporation shall, by reason of being a stockholder, have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities convertible into or carrying a right to subscribe to or to acquire any shares of any class of the Corporation now or hereafter authorized.

C. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders. No stockholder shall have the right to cumulate votes at any election of directors of the Corporation. The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation so provide.

ARTICLE V

CORPORATE MATTERS

The affairs of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or altered in the manner provided in, the Bylaws of the Corporation. The number of directors constituting the initial board of directors shall be two (2).

ARTICLE VI

AMENDMENTS

In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend, and repeal, from time to time, the Bylaws of the Corporation.

ARTICLE VII

DURATION OF EXISTENCE

The Corporation will have a perpetual existence.

ARTICLE VIII

RIGHT TO AMEND

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

LIABILITY OF DIRECTORS

The liability of the directors of the Corporation to the Corporation or its stockholders for monetary damages for acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of the State of Delaware and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

Any repeal or modification of this Certificate of Incorporation shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

ARTICLE X

INDEMNIFICATION AND INSURANCE

The Corporation shall indemnify and advance expenses to and may provide indemnity insurance for each person who is or was a director or officer of the Corporation in every capacity in which such person serves for which the Corporation may or is required to indemnify or advance expenses to such person, for amounts incurred by such person in connection with any action, suit, or proceeding to which such person was, is or may be a party by reason of such person’s position with the Corporation or service on behalf of the Corporation, when and to the fullest extent permitted or required by the laws of the State of Delaware and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

Any repeal or modification of this Certificate of Incorporation shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

ARTICLE XI

INCORPORATOR

The name of the incorporator of the Corporation is Yvette Ferrer, whose mailing address is 30 Rockefeller Plaza, 26th Floor, New York, New York, 10112.

*******

IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, does now make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and have hereunto set my hand this 30th day of September, 2016.

/s/ Yvette Ferrer
Yvette Ferrer

Alliqua Holdings, Inc.